Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS

SECOND QUARTER 2010 RESULTS

Second Quarter 2010 Highlights

•	Reported sales up 4%; sales volume increases 5%

•	Reported operating income up 139%

•	Earnings per share from continuing operations of $0.09

•	Reiterates 2010 guidance

LINCOLNSHIRE, ILLINOIS, July 28, 2010 – ACCO Brands Corporation (NYSE: ABD), a world leader in select categories of branded office products, today reported its second quarter and six month results for the period ended June 30, 2010.

“Despite headwinds in the macroeconomic environment, we delivered our third consecutive quarter of profit growth and our second consecutive quarter of top-line improvement,” said Robert J. Keller, chairman and chief executive officer. “In addition, sales volume increased 5%, driven by growth in all business segments, which is a reflection of our improved customer relations and our focus on category management.”

Second Quarter Results

Net sales increased 4% to $316.5 million, compared to $303.8 million in the prior-year quarter. Volume increased 5% with growth in all business segments. Foreign currency translation contributed 2% to sales growth. Second quarter income from continuing operations was $5.2 million, or $0.09 per diluted share, compared to a loss of $116.7 million, or $2.14 per diluted share, in the prior-year quarter. Prior-year results included net after-tax charges of $123.1 million. Using a normalized effective tax rate of 30% for the current year and excluding charges in the prior-year quarter, adjusted earnings per share from continuing operations was $0.09, compared to an adjusted $0.11 per share in the prior-year quarter; the decline is due to increased interest expense in the current-year quarter. The company’s reported effective tax rate for the quarter was 29.7%, lower than expected, and is primarily due to a favorable $2.8 million out-of-period adjustment related to prior years’ deferred income taxes.

Reported second quarter operating income was $26.3 million, compared to a reported $11.0 million or adjusted $23.0 million in the prior-year quarter. EBITDA increased 11% to $38.0 million, from adjusted EBITDA of $34.1 million in the prior year, and included a benefit from foreign currency translation of $1.5 million. The current year results also include $9.6 million of additional salary, management incentive and employee benefits expense, primarily as a result of temporary salary, management incentive and benefit reductions in the U.S. in the prior year.

Business Segment Highlights

ACCO Brands Americas

ACCO Brands Americas second quarter net sales increased 5% to $169.9 million, from $162.0 million in the prior-year quarter. Volume grew 5% driven by increased demand, improved customer penetration and new products. Foreign currency translation contributed 2% to the sales growth.

ACCO Brands Americas reported second quarter operating income of $14.4 million, compared to a reported $5.6 million or adjusted $9.7 million in the prior-year quarter. Operating income increased 48% compared to the prior-year adjusted results, and operating margin expanded to 8.5% from 6.0%. The increase in adjusted operating income margin was principally due to favorable product costs, partially offset by $6.6 million of higher salary, management incentive and benefit costs, whereas the prior year benefited from temporary reductions of compensation costs in the U.S.

ACCO Brands International

ACCO Brands International net sales increased 2% to $104.5 million, compared to $102.7 million in the prior-year quarter. Volume grew 3% due to new products and share gains, partially offset by lower European demand. Foreign currency translation contributed 2% to the sales growth.

ACCO Brands International reported operating income of $6.2 million, compared to a reported $1.2 million or adjusted $7.8 million in the prior-year quarter. Operating income decreased 21% compared to prior-year adjusted results, and operating margin declined to 5.9% from 7.6% primarily due to increased investment in new product development costs.

Computer Products Group

Computer Products net sales increased 8% to $42.1 million, compared to $39.1 million in the prior-year quarter. Volume grew 7% as a result of strong sales of security products and growth in all markets except Europe.

Computer Products reported operating income of $10.7 million, compared to a reported $7.9 million or adjusted $9.2 million in the prior-year quarter. Operating income increased 16% compared to prior-year adjusted results, and margin expanded to 25.4% from 23.5%. The improvement in margin was primarily due to favorable product mix, partially offset by $1.2 million of higher salary, management incentive and benefit expenses, whereas the prior year benefited from temporary salary, management incentive and benefit reductions in the U.S.

Six Month Results

Net sales increased 5% to $627.3 million, compared to $597.2 million in the prior-year period. Volume grew 2% with growth in all business segments. Foreign currency translation contributed 5% to sales growth. The company reported income from continuing operations of $0.7 million, or $0.01 per diluted share, for the six months ended June 30, 2010, compared to a loss of $120.4 million, or $2.21 per diluted share, in the prior-year period. Prior-year results included net after-tax charges totaling $125.8 million. Using a normalized effective tax rate of 30% for the current year and excluding charges in the prior-year period, adjusted earnings per share from continuing operations was $0.12, compared to $0.10 in the prior-year period, and increased despite higher interest expense in the current year. The company’s reported effective tax rate for the period was 92.8% as a result of certain geographic losses for which the company is unable to record a deferred tax benefit, partially offset by a favorable $2.8 million out-of-period adjustment related to prior years’ deferred income taxes.

The company reported operating income of $47.9 million for the six months ended June 30, 2010, compared to a reported $24.4 million or adjusted $39.8 million in the prior-year period. EBITDA increased 16% to $71.1 million, from an adjusted EBITDA of $61.3 million in the prior year, and included the benefit from foreign exchange translation of $6.0 million. The current year results also include $18.7 million of additional salary, management incentive and employee benefits expense, whereas the prior year benefited from temporary salary, management incentive and benefit reductions in the U.S.

Business Outlook

The company reiterated its 2010 outlook, continuing to expect sales to be flat to up 2%, driven by share gains, which are expected to offset continued weak consumer and business spending. The company continues to expect to expand adjusted EBITDA margins by three-quarters to a full percentage point due to an improvement in gross profit margin, which will be partially offset by an increase in selling, general and administrative expenses. The business outlook does not take into consideration any impact of foreign currency fluctuations. Targeted free cash flow, after interest, taxes and capital expenditures, is still expected to be approximately $50-60 million.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company’s results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

“Adjusted” results exclude all restructuring, goodwill and asset impairment charges and unusual tax items. In addition, “adjusted” results also exclude certain other charges recorded in the prior-year period that did not qualify as restructuring and include redundant warehousing or storage costs during the transition to a new distribution center, equipment and other asset move costs, facility overhead and maintenance costs after exit, gains on the sale of the exited facilities and employee retention incentives. Adjusted supplemental EBITDA from continuing operations excludes restructuring, goodwill and asset impairment charges, and other non-operating items, including other income/expense and stock-based compensation expense. In addition, certain other charges recorded in the prior-year period that did not qualify as restructuring (as described above) are also excluded. The company does not anticipate incurring restructuring and integration charges in 2010. Adjusted results and supplemental EBITDA from continuing operations are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measure. Management uses the adjusted measures to determine the returns generated by its operating segments and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year. These measures may be inconsistent with measures presented by other companies.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in select categories of branded office products. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel, NOBO, and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains statements which may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them. ACCO Brands’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted depending on a variety of factors, including, but not limited to fluctuations in the cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions, including continued volatility and disruption in the capital and credit markets; the effect of consolidation in the office products industry; the liquidity and solvency of our major customers; our continued ability to access the capital and credit markets; the dependence of the company on certain suppliers of manufactured products; the risk that targeted cost savings and synergies from previous business combinations may not be fully realized or take longer to realize than expected; future goodwill and/or impairment charges; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed from time to time in the company’s SEC filings.

For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results (Unaudited)

(In millions of dollars, except per share data)

	Three Months Ended June 30,
	2010	2009
	Reported	Reported	Excluded Charges(A)	Adjusted	% Change Reported	% Change Adjusted
Net sales	$316.5	$303.8	$—	$303.8	4%	4%
Cost of products sold	217.5	215.0	(0.3)	214.7	1%	1%

Gross profit	99.0	88.8	0.3	89.1	11%	11%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	71.7	64.4	(0.2)	64.2	11%	12%
Amortization of intangibles	1.7	1.9	—	1.9	(11)%	(11)%
Restructuring charges (income)	(0.7)	9.7	(9.7)	—	(107)%	NM
Asset impairment charges	—	1.8	(1.8)	—	(100)%	NM

Total operating costs and expenses	72.7	77.8	(11.7)	66.1	(7)%	10%

Operating income	26.3	11.0	12.0	23.0	139%	14%

Non-operating expense (income):
Interest expense	19.7	15.8	—	15.8	25%	25%
Equity in earnings of joint ventures	(1.1)	(0.4)	—	(0.4)	(175)%	(175)%
Other (income) expense, net	0.3	(0.9)	—	(0.9)	133%	133%

Income (loss) from continuing operations before income taxes	7.4	(3.5)	12.0	8.5	NM	(13)%
Income tax expense (B)	2.2	113.2	(111.1)	2.1	(98)%

Income (loss) from continuing operations	5.2	(116.7)	123.1	6.4	104%
Loss from discontinued operations, net of income taxes	(0.3)	(4.7)	(1.0)	(5.7)	94%

Net income (loss)	$4.9	$(121.4)	$122.1	$0.7	104%

Per Share:
Basic earnings (loss) per share:
Earnings (loss) from continuing operations	$0.10	$(2.14)		$0.12	105%
Loss from discontinued operations	(0.01)	(0.09)		(0.10)	89%
Basic earnings (loss) per share	$0.09	$(2.23)		$0.01	104%

Diluted earnings (loss) per share:
Earnings (loss) from continuing operations	$0.09	$(2.14)		$0.11	104%
Loss from discontinued operations	(0.01)	(0.09)		(0.10)	89%
Diluted earnings (loss) per share	$0.09	$(2.23)		$0.01	104%

Weighted average number of shares outstanding:
Basic	54.8	54.5		54.5
Diluted	56.6	54.5		56.0

Statistics (as a % of Net sales, except Income tax rate)

	Three Months Ended June 30,
	2010	2009
	Reported	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	31.3%	29.2%	29.3%
Advertising, selling, general and administrative	22.7%	21.2%	21.1%
Operating income	8.3%	3.6%	7.6%
Income (loss) from continuing operations before income taxes	2.3%	(1.2)%	2.8%
Net income (loss)	1.5%	(40.0)%	0.2%
Income tax rate	29.7%	NM	24.7%

(A)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges, and certain non-recurring income tax items related to adjustments impacting the Company’s effective tax rate. In addition, certain other charges that have been recorded within cost of products sold and advertising, selling, general and administrative expenses in the prior-year period did not qualify as restructuring. These charges included redundant warehousing or storage costs during the transition to a new distribution center, equipment and other asset move costs, facility overhead and maintenance costs after exit, gains on the sale of exited facilities and employee retention incentives. The Company does not anticipate incurring restructuring and integration charges in 2010.
(B)	During the second quarter of 2009, the Company recorded a non-cash charge of $108.1 million to establish a valuation allowance against its U.S. deferred tax assets.

Reconciliation of Net Income (Loss) to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Three Months Ended June 30,
	2010	2009	% Change
Net income (loss)	$4.9	$(121.4)	104%
Discontinued operations	0.3	4.7	(94)%
Restructuring charges	—	9.7	(100)%
Other charges included in Cost of products sold (C)	—	0.3	(100)%
Other charges included in Advertising, selling, general and administrative expenses (C)	—	0.2	(100)%
Asset impairment charges	—	1.8	(100)%
Income taxes, impact of adjustments (C, D)	—	111.1	(100)%

Adjusted income from continuing operations	5.2	6.4	(19)%
Interest expense, net	19.7	15.8	25%
Adjusted income tax expense	2.2	2.1	5%
Depreciation	7.3	8.1	(10)%
Amortization of intangibles	1.7	1.9	(11)%
Other (income) expense, net (E)	0.3	(0.9)	(133)%
Stock-based compensation expense (F)	1.6	0.7	129%

Adjusted supplemental EBITDA from continuing operations	$38.0	$34.1	11%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	12.0%	11.2%

(C)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges and certain non-recurring income tax items related to adjustments impacting the Company’s effective tax rate. In addition, certain other charges that have been recorded in the prior-year period did not qualify as restructuring. These charges included redundant warehousing or storage costs during the transition to a new distribution center, equipment and other asset move costs, facility overhead and maintenance costs after exit, gains on the sale of exited facilities and employee retention incentives. The Company does not anticipate incurring restructuring and integration charges in 2010.
(D)	During the second quarter of 2009, the Company recorded a non-cash charge of $108.1 million to establish a valuation allowance against its U.S. deferred tax assets.
(E)	Other (income) expense represents foreign exchange gains and losses resulting from currency volatility between recording foreign currency expenses and final settlement.
(F)	Stock-based compensation expense for the three months ended June 30, 2009, excludes $0.1 million that have been included in restructuring charges, which are excluded from adjusted income from continuing operations.

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results (Unaudited)

(In millions of dollars, except per share data)

	Six Months Ended June 30,
	2010	2009
	Reported	Reported	Excluded Charges(A)	Adjusted	% Change Reported	% Change Adjusted
Net sales	$627.3	$597.2	$—	$597.2	5%	5%
Cost of products sold	433.1	426.3	(1.7)	424.6	2%	2%

Gross profit	194.2	170.9	1.7	172.6	14%	13%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	143.6	129.0	0.2	129.2	11%	11%
Amortization of intangibles	3.5	3.6	—	3.6	(3)%	(3)%
Restructuring charges (income)	(0.8)	12.1	(12.1)	—	(107)%	NM
Asset impairment charges	—	1.8	(1.8)	—	(100)%	NM

Total operating costs and expenses	146.3	146.5	(13.7)	132.8	—%	10%

Operating income	47.9	24.4	15.4	39.8	96%	20%

Non-operating expense (income):
Interest expense	39.2	31.9	—	31.9	23%	23%
Equity in earnings of joint ventures	(2.3)	(0.7)	—	(0.7)	(229)%	(229)%
Other expense, net	1.3	1.5	—	1.5	(13)%	(13)%

Income (loss) from continuing operations before income taxes	9.7	(8.3)	15.4	7.1	217%	37%
Income tax expense (benefit) (C)	9.0	112.1	(110.4)	1.7	92%

Income (loss) from continuing operations	0.7	(120.4)	125.8	5.4	101%
Loss from discontinued operations, net of income taxes	(0.5)	(8.0)	1.0	(7.0)	94%

Net income (loss)	$0.2	$(128.4)	$126.8	$(1.6)	100%

Per Share:
Basic earnings (loss) per share:
Loss from continuing operations	$0.01	$(2.21)		$0.10	100%
Loss from discontinued operations	(0.01)	(0.15)		(0.13)	93%
Basic loss per share	$—	$(2.36)		$(0.03)	100%

Diluted earnings (loss) per share:
Earnings (loss) from continuing operations	$0.01	$(2.21)		$0.10	100%
Loss from discontinued operations	(0.01)	(0.15)		(0.12)	93%
Diluted earnings (loss) per share	$—	$(2.36)		$(0.03)	100%

Weighted average number of shares outstanding:
Basic	54.7	54.4		54.4
Diluted	56.6	54.4		56.2

Reconciliation of Reported Consolidated Results to Adjusted Results

	Six Months Ended June 30, 2010
(in millions, except per share data)	Reported	Tax Adjustment (B)	Adjusted
Income from continuing operations before income taxes	$9.7	$—	$9.7
Income tax expense (benefit)	9.0	(6.1)	2.9

Income from continuing operations	$0.7	$6.1	$6.8

Diluted earnings per share:
Income from continuing operations	$0.01		$0.12

Weighted average number of diluted shares outstanding	56.6		56.6

Note – “Adjusted” results are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the most directly comparable GAAP financial measure. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with measures presented by other companies.

Statistics (as a % of Net sales, except Income tax rate)

	Six Months Ended June 30,
	2010		2009
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	31.0%		28.6%	28.9%
Advertising, selling, general and administrative	22.9%		21.6%	21.6%
Operating income	7.6%		4.1%	6.7%
Income (loss) from continuing operations before income taxes	1.5%		(1.4)%	1.2%
Net income (loss)	-%	1.0%	(21.5)%	(0.3)%
Income tax rate	92.8%	30.0%	NM	23.9%

(A)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges, and certain non-recurring income tax items related to adjustments impacting the Company’s effective tax rate. In addition, certain other charges that have been recorded within cost of products sold and advertising, selling, general and administrative expenses in the prior-year period did not qualify as restructuring. These charges included redundant warehousing or storage costs during the transition to a new distribution center, equipment and other asset move costs, facility overhead and maintenance costs after exit, gains on the sale of exited facilities and employee retention incentives. The Company does not anticipate incurring restructuring and integration charges in 2010.
(B)	The Company has incurred significant operating losses in several jurisdictions in prior periods. In accordance with GAAP, tax valuation allowances have been recorded on certain of the Company’s deferred tax assets. As a result, the operating results in these locations have recorded no tax benefit or expense, which results in a high effective tax rate for the current period. Assuming all the locations become profitable in the future and valuation allowances were reversed, the Company’s ongoing effective tax rate would approximate 30%. This estimated long-term rate will be subject to variations from the mix of earnings in the Company’s operating jurisdictions.
(C)	During the second quarter of 2009, the Company recorded a non-cash charge of $108.1 million to establish a valuation allowance against its U.S. deferred tax assets.

Reconciliation of Net Income (Loss) to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Six Months Ended June 30,
	2010	2009	% Change
Net income (loss)	$0.2	$(128.4)	100%
Discontinued operations	0.5	8.0	(94)%
Restructuring charges	—	12.1	(100)%
Other charges included in Cost of products sold (D)	—	1.7	(100)%
Other charges included in Advertising, selling, general and administrative expenses (D)	—	(0.2)	(100)%
Asset impairment charges	—	1.8	(100)%
Income taxes, impact of adjustments (D, E)	6.1	110.4	(94)%

Adjusted income (loss) from continuing operations	6.8	5.4	26%
Interest expense, net	39.2	31.9	23%
Adjusted income tax expense	2.9	1.7	71%
Depreciation	15.0	15.7	(4)%
Amortization of intangibles	3.5	3.6	(3)%
Other expense, net (F)	1.3	1.5	(13)%
Stock-based compensation expense (G)	2.4	1.5	60%

Adjusted supplemental EBITDA from continuing operations	$71.1	$61.3	16%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	11.3%	10.3%

(D)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges and certain non-recurring income tax items related to adjustments impacting the Company’s effective tax rate. In addition, certain other charges that have been recorded in the prior-year period did not qualify as restructuring. These charges included redundant warehousing or storage costs during the transition to a new distribution center, equipment and other asset move costs, facility overhead and maintenance costs after exit, gains on the sale of exited facilities and employee retention incentives. The Company does not anticipate incurring restructuring and integration charges in 2010.
(E)	During the second quarter of 2009, the Company recorded a non-cash charge of $108.1 million to establish a valuation allowance against its U.S. deferred tax assets.
(F)	Other expense represents foreign exchange losses resulting from currency volatility between recording foreign currency expenses and final settlement.
(G)	Stock-based compensation expense for the six months ended June 30, 2009, excludes $0.2 million that have been included in restructuring charges, which are excluded from adjusted income from continuing operations.

ACCO Brands Corporation

Supplemental Business Segment Information

(Unaudited)

(In millions of dollars)

	2010			2009					Changes
	Net Sales	Reported OI	Reported OI Margin	Net Sales	Reported OI	Excluded Charges	Adjusted OI (A)	Adjusted OI Margin (A)	Sales $	Sales %	Reported vs. Adjusted OI $	Reported vs. Adjusted OI %	Reported vs. Adjusted Margin Points
Q1:
ACCO Brands Americas	$158.6	$8.3	5.2%	$157.7	$6.2	$0.3	$6.5	4.1%	$0.9	1%	$1.8	28%	110
ACCO Brands International	112.5	10.2	9.1%	100.3	5.6	2.6	8.2	8.2%	12.2	12%	2.0	24%	90
Computer Products	39.7	8.1	20.4%	35.4	4.8	0.5	5.3	15.0%	4.3	12%	2.8	53%	540
Corporate	—	(5.0)		—	(3.2)	—	(3.2)		—		(1.8)

Total	$310.8	$21.6	6.9%	$293.4	$13.4	$3.4	$16.8	5.7%	$17.4	6%	$4.8	29%	120

Q2:
ACCO Brands Americas	$169.9	$14.4	8.5%	$162.0	$5.6	$4.1	$9.7	6.0%	$7.9	5%	$4.7	48%	250
ACCO Brands International	104.5	6.2	5.9%	102.7	1.2	6.6	7.8	7.6%	1.8	2%	(1.6)	(21)%	(170)
Computer Products	42.1	10.7	25.4%	39.1	7.9	1.3	9.2	23.5%	3.0	8%	1.5	16%	190
Corporate	—	(5.0)		—	(3.7)	—	(3.7)		—		(1.3)

Total	$316.5	$26.3	8.3%	$303.8	$11.0	$12.0	$23.0	7.6%	$12.7	4%	$3.3	14%	70

YTD:
ACCO Brands Americas	$328.5	$22.7	6.9%	$319.7	$11.8	$4.4	$16.2	5.1%	$8.8	3%	$6.5	40%	180
ACCO Brands International	217.0	16.4	7.6%	203.0	6.8	9.2	16.0	7.9%	14.0	7%	0.4	2%	(30)
Computer Products	81.8	18.8	23.0%	74.5	12.7	1.8	14.5	19.5%	7.3	10%	4.3	30%	350
Corporate	—	(10.0)		—	(6.9)	—	(6.9)		—		(3.1)

Total	$627.3	$47.9	7.6%	$597.2	$24.4	$15.4	$39.8	6.7%	$30.1	5%	$8.1	20%	90

(A)	Adjusted results exclude asset impairment charges, restructuring, as well as certain other charges recorded in the prior-year period that did not qualify as restructuring.

ACCO Brands Corporation

Supplemental Net Sales Growth Analysis

(Unaudited)

	Percent Change – Sales
	Net Sales Growth	Currency Translation	Comparable Sales Growth	Price	Volume
Q1 2010:
ACCO Brands Americas	0.6%	3.2%	(2.6)%	(1.5)%	(1.1)%
ACCO Brands International	12.2%	15.5%	(3.3)%	(1.4)%	(1.9)%
Computer Products	12.1%	5.4%	6.7%	(0.3)%	7.0%

Total	5.9%	7.7%	(1.8)%	(1.3)%	(0.5)%

Q2 2010:
ACCO Brands Americas	4.9%	2.0%	2.9%	(2.4)%	5.3%
ACCO Brands International	1.8%	2.3%	(0.5)%	(3.1)%	2.6%
Computer Products	7.7%	(0.3)%	8.0%	1.5%	6.5%

Total	4.2%	1.8%	2.4%	(2.1)%	4.5%

2010 YTD:
ACCO Brands Americas	2.8%	2.6%	0.2%	(2.0)%	2.2%
ACCO Brands International	6.9%	8.8%	(1.9)%	(2.3)%	0.4%
Computer Products	9.8%	2.4%	7.4%	0.7%	6.7%

Total	5.0%	4.7%	0.3%	(1.7)%	2.0%

ACCO Brands Corporation

Key Stats and Ratios

(Unaudited)

(In millions of dollars)

Net Debt Calculation	June 30, 2010	December 31, 2009
Current debt obligations, including current portion of long-term debt	$0.6	$0.7
Long-term debt obligations	725.5	725.1

Total outstanding debt	726.1	725.8
Less: cash and cash equivalents	34.5	43.6

Net debt	$691.6	$682.2

Leverage Ratio (Debt to EBITDA from Continuing Operations)	Twelve Months Ended June 30, 2010	Twelve Months Ended June 30, 2009
Trailing twelve months (TTM) adjusted supplemental EBITDA from Continuing Operations (A)	$159.8	$143.4
Net debt (see above)	$691.6	$691.5
Gross debt (see above)	$726.1	$724.5

Total Leverage (net debt divided by TTM adjusted supplemental EBITDA from Continuing Operations)	4.3	4.8

Senior-Secured Leverage (senior-secured debt [$454.8] divided by TTM adjusted supplemental EBITDA from Continuing Operations)	2.8	N/A

Working Capital per Dollar Sales Ratio (Working Capital to Sales)	Twelve Months Ended June 30, 2010	Twelve Months Ended June 30, 2009
Current assets, excluding cash and cash equivalents (B)	$489.3	$526.1
Current liabilities, excluding current debt obligations (C)	280.7	309.1

Net working capital	$208.6	$217.0

Trailing twelve months (TTM) adjusted net sales (A)	$1,302.6	$1,361.4

Working capital ratio (net working capital divided by TTM adjusted net sales) (A)	16.0%	15.9%

(A)	Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with similar measures presented by other companies. See page 13 for a reconciliation of trailing twelve months supplemental EBITDA from Continuing Operations to reported quarterly net income and trailing twelve months interest expense to reported quarterly interest expense.
(B)	Balance is comprised of receivables, inventories, current deferred income taxes and other current assets.
(C)	Balance is comprised of accounts payable, accrued compensation, accrued customer programs and other current liabilities.

ACCO Brands Corporation

Selected Financial Information

(Unaudited)

(In millions of dollars)

	Three Months Ended June 30,
	2010	2009
Selected Non-Cash Items Included in Net Income (Pre-tax):
Depreciation expense	$7.3	$8.1
Intangible amortization expense	$1.7	$1.9
Stock-based compensation expense	$1.6	$0.8

Selected Cash Investing and Restructuring Activities (Pre-tax):
Capital expenditures	$2.6	$2.6
Restructuring and integration activities (A)	$2.1	$10.8

	Six Months Ended June 30,
	2010	2009
Selected Non-Cash Items Included in Net Income (Pre-tax):
Depreciation expense	$15.0	$15.7
Intangible amortization expense	$3.5	$3.6
Stock-based compensation expense	$2.4	$1.7

Selected Cash Investing and Restructuring Activities (Pre-tax):
Capital expenditures	$4.9	$4.4
Restructuring and integration activities (A)	$5.5	$20.7

(A)	Includes stock-based compensation expense of $0.1 million and $0.2 million that has been reported as a component of restructuring charges.

ACCO Brands Corporation

Reconciliation of Net Income (Loss) to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Three Months Ended
	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	Trailing Twelve Months

Net sales	$322.5	$352.8	$310.8	$316.5	$1,302.6

Net income (loss)	$1.3	$1.0	$(4.7)	$4.9	$2.5
Discontinued operations	0.4	1.9	0.2	0.3	2.8
Restructuring charges	1.7	3.6	—	—	5.3
Other charges included in COS (A)	0.8	0.9	—	—	1.7
Other charges included in SG&A (A)	0.3	1.1	—	—	1.4
Income taxes, impact of adjustments	4.2	3.5	6.1	—	13.8

Adjusted income from continuing operations	$8.7	$12.0	$1.6	$5.2	$27.5

Interest expense, net	15.7	19.4	19.5	19.7	74.3
Adjusted income tax expense	2.9	5.2	0.7	2.2	11.0
Depreciation expense (B)	8.3	8.0	7.7	7.3	31.3
Amortization of intangibles	1.8	1.8	1.8	1.7	7.1
Other (income) expense, net	4.3	(0.7)	1.0	0.3	4.9
Stock-based compensation expense	0.8	0.5	0.8	1.6	3.7

Adjusted supplemental EBITDA from continuing operations	$42.5	$46.2	$33.1	$38.0	$159.8

(A)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges, goodwill and asset impairment charges and certain non-recurring income tax items related to adjustments impacting the Company’s effective tax rate. In addition, certain other charges that have been recorded in the prior-year period did not qualify as restructuring. These charges included redundant warehousing or storage costs during the transition to a new distribution center, equipment and other asset move costs, facility overhead and maintenance costs after exit, gains on the sale of exited facilities, certain costs associated with the Company’s debt refinancing and employee retention incentives. The Company does not anticipate incurring restructuring and integration charges in 2010.
(B)	Represents total depreciation less depreciation of $0.1 million for the three months ended December 31, 2009 that have been included in other charges, which are excluded from adjusted income from continuing operations.

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2010	December 31, 2009
(in millions of dollars)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$34.5	$43.6
Accounts receivable, net	239.2	259.9
Inventories	213.4	202.4
Deferred income taxes	8.5	9.8
Other current assets	28.2	21.4

Total current assets	523.8	537.1
Property, plant and equipment, net	164.9	181.1
Deferred income taxes	31.0	31.5
Goodwill	140.1	143.4
Identifiable intangibles, net	140.1	145.8
Other assets	64.1	67.9

Total assets	$1,064.0	$1,106.8

Liabilities and Stockholders’ Deficit
Current liabilities:
Notes payable to banks	$0.5	$0.5
Current portion of long-term debt	0.1	0.2
Accounts payable	110.6	101.0
Accrued compensation	16.7	18.9
Accrued customer program liabilities	60.8	74.6
Accrued interest	22.0	20.0
Other current liabilities	68.7	78.1
Liabilities of discontinued operations	1.9	5.6

Total current liabilities	281.3	298.9
Long-term debt	725.5	725.1
Deferred income taxes	85.3	86.6
Pension and post-retirement benefit obligations	81.5	94.6
Other non-current liabilities	16.0	18.8

Total liabilities	1,189.6	1,224.0

Commitments and Contingencies

Stockholders’ deficit:
Common stock	0.6	0.5
Treasury stock	(1.5)	(1.4)
Paid-in capital	1,399.4	1,397.0
Accumulated other comprehensive loss	(118.0)	(107.0)
Accumulated deficit	(1,406.1)	(1,406.3)

Total stockholders’ deficit	(125.6)	(117.2)

Total liabilities and stockholders’ deficit	$1,064.0	$1,106.8

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
(in millions of dollars)	2010	2009
Operating activities
Net income (loss) from continuing operations	$0.7	$(120.4)
Net loss from discontinued operations	(0.5)	(8.0)
Asset impairment and other non-cash charges	0.4	5.2
Loss (gain) on sale of assets	0.1	(1.2)
Depreciation	15.0	15.7
Amortization of debt issuance costs and bond discount	3.2	3.2
Amortization of intangibles	3.5	3.6
Stock-based compensation	2.4	1.7
Changes in balance sheet items:
Accounts receivable	10.4	38.4
Inventories	(16.1)	46.1
Other assets	(9.6)	9.1
Accounts payable	13.8	(52.6)
Accrued expenses and other liabilities	(24.9)	(45.3)
Accrued income taxes	3.3	103.6
Equity in earnings of joint ventures, net of dividends received	2.0	(0.5)

Net cash provided (used) by operating activities	3.7	(1.4)
Investing activities
Additions to property, plant and equipment	(4.9)	(4.4)
Assets acquired	(0.8)	(3.1)
(Payments) proceeds from the sale of discontinued operations	(3.7)	11.4
Proceeds from the disposition of assets	0.3	0.3

Net cash (used) provided by investing activities	(9.1)	4.2
Financing activities
Repayments of long-term debt	(0.1)	(8.2)
Borrowings (repayments) of short-term debt, net	(0.1)	19.1
Cost of debt issuance	(0.7)	(0.1)
Other	(0.1)	(0.3)

Net cash (used) provided by financing activities	(1.0)	10.5
Effect of foreign exchange rate changes on cash	(2.7)	1.6

Net increase (decrease) in cash and cash equivalents	(9.1)	14.9
Cash and cash equivalents
Beginning of period	43.6	18.1

End of period	$34.5	$33.0